Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Hill International, Inc. on Form S8 (Nos. 333-137512, 333-141814, 333-152145, 333-155332, 333-160101, 333-174737, 333-182282, 333-189547, 333-196834 and 333-228198) of our report dated March 29, 2019, on our audit of the consolidated financial statements and financial statement schedule as of December 31, 2018 for the year then ended, which report is included in this Annual Report on Form 10-K.

/s/ EisnerAmper LLP

EISNERAMPER LLP
Iselin, New Jersey
March 26, 2020